Contact:
Provectus Biopharmaceuticals, Inc.	Porter, LeVay & Rose, Inc.
Peter R. Culpepper, CFO, COO	Marlon Nurse, DM, SVP – Investor Relations
Phone: 866-594-5999 #30	Phone: 212-564-4700
Bill Gordon – Media Relations
Phone: 212-724-6312

PROVECTUS BIOPHARMACEUTICALS INC. TO HOLD CONFERENCE CALL TUESDAY, JUNE 3, 2014

CALL WILL REVIEW SCIENTIFIC CONTENT OF ASCO POSTERS

CALL WILL DETAIL REGULATORY PATH FORWARD FOR PV-10

KNOXVILLE, TN, May 27, 2014 -- Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT) (http://www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company, announced today that it will hold a conference call on Tuesday, June 3, 2014 at 8:30 a.m. EDT.

The purpose of the call will be to update the market on the scientific content of the two poster presentations at American Society of Clinical Oncology (ASCO) annual meeting to be held at McCormick Place, Chicago, IL. In addition, the Company will lay out its plans for securing FDA approval for the use of PV-10 in the treatment of cutaneous melanoma.

As indicated in the Company’s press releases issued on May 14, 2014 and May 15, 2014, these presentations, undertaken separately by Moffitt Cancer Center and St. Luke’s Cancer Center, show that IL PV-10 (a) can potentially offer cancer patients control of their cutaneous symptoms and (b) elicit a systemic anti-tumor immune response that may lead to response of uninjected lesions (the “bystander effect” that has been observed in prior clinical studies of PV-10).

The FDA has said that the data Provectus presented in its application for breakthrough therapy designation were “indicative of drug activity in the treatment of local, satellite or in-transit recurrence of malignant melanoma.” These studies illustrate that statement.

The Company will also use the conference call to explain its plans for attempting to meet the FDA’s suggested end points and for trying to obtain approval for PV-10.

Conference Call Tuesday June 3, 2014, at 8:30 AM EDT

The management of Provectus Biopharmaceuticals, Inc. will host a conference call on Tuesday, June 3 at 8:30 AM Eastern. Those who wish to participate in the conference call may telephone 877-407-4019 from the U.S. International callers may telephone 201-689-8337, approximately 15 minutes before the call. A webcast will also be available at: www.pvct.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until August 3, 2014, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID#13583791.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has recently completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company's other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus please visit the Company's website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

###